UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, Karl L. Nesselrode, Vice President, Engineering & Business Development of Harvest Natural Resources, Inc, a Delaware corporation (the “Company”), resigned from the Company in connection with the planned dissolution and liquidation of the Company.

In connection with Mr. Nesselrode’s resignation, the Company entered into a Consulting Agreement, dated March 31, 2017 (the “Consulting Agreement”), with Mr. Nesselrode pursuant to which Mr. Nesselrode will provide services to the Company as an independent contractor on an hourly basis. The Consulting Agreement expires on May 31, 2017.

The foregoing summary of the Consulting Agreement does not purport to be a complete description of the terms and conditions of the Consulting Agreement and is qualified in its entirety by the full text of the Consulting Agreement attached as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Agreement, dated March 31, 2017, between the Company and Karl L. Nesselrode.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: April 5, 2017

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement, dated March 31, 2017, between the Company and Karl L. Nesselrode.